Morgan Stanley Institutional Fund Trust-Global
Strategist Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Teva Pharmaceutical Finance
2.200% due 7/21/2021
Purchase/Trade Date:	7/18/2016
Offering Price of Shares: $99.835
Total Amount of Offering: $3,000,000,000
Amount Purchased by Fund: $315,000
Percentage of Offering Purchased by Fund: 0.011 %
Percentage of Fund's Total Assets: 0.24 %
Brokers: Barclays; BofA Merrill Lynch; BNP
PARIBAS; Credit Suisse; HSBC; Mizuho Securities;
Citigroup; Morgan Stanley; RBC Capital Markets;
SMBC Nikko; Bank of China; BBVA;
COMMERZBANK; Lloyds Securities; MUFG; PNC
Capital Markets LLC; Scotiabank; TD Securities
Purchased from: Barclays Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Royal Bank of Canada 1.500%
due 7/29/2019
Purchase/Trade Date:	7/25/2016
Offering Price of Shares: $99.886
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund:  0.022%
Percentage of Fund's Total Assets: 0.24%
Brokers: RBC Capital Markets; Morgan Stanley; Wells
Fargo Securities
Purchased from: RBC Capital Markets LLC
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.







Securities Purchased:  Siemens
Financieringsmaatschappij N.V. 1.300% due 9/13/2019
Purchase/Trade Date:	9/6/2016
Offering Price of Shares: $99.871
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.023 %
Percentage of Fund's Total Assets: 0.19 %
Brokers: Goldman, Sachs & Co.; Barclays; BNP
PARIBAS; BofA Merrill Lynch; Morgan Stanley;
BBVA; COMMERZBANK; Societe Generale
Corporate & Investment Banking; UniCredit Bank
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Air Lease Corporation 2.125%
due 1/15/2020
Purchase/Trade Date:	9/26/2016
Offering Price of Shares: $99.643
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund: 0.045 %
Percentage of Fund's Total Assets: 0.17 %
Brokers: BofA Merrill Lynch; Goldman, Sachs & Co.;
Santander; Wells Fargo Securities; BMO Capital
Markets; BNP PARIBAS; Citigroup; Fifth Third
Securities; ICBC; J.P. Morgan; Lloyds Securities;
Mizuho Securities; Morgan Stanley; MUFG; RBC
Capital Markets; SunTrust Robinson Humphrey; Loop
Capital Markets
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.





Securities Purchased:  CK Hutchison International
1.875% due 10/3/2021
Purchase/Trade Date: 9/28/2016
Offering Price of Shares: $99.342
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.027 %
Percentage of Fund's Total Assets: 0.15 %
Brokers: BofA Merrill Lynch; Citigroup; Goldman
Sachs (Asia) L.L.C.; HSBC; Morgan Stanley
Purchased from: HSBC Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.